EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-217389) pertaining to the Warrior Met Coal, Inc. 2017 Equity Incentive Plan

Registration Statement (Form S-8 No. 333-223049) pertaining to the Warrior Met Coal, LLC 2016 Equity Incentive Plan

Registration Statement (Form S-3 ASR No. 333-224734) pertaining to a shelf registration to sell 25,335,919 shares of common stock of Warrior Met Coal, Inc. owned by certain selling stockholders, and

Registration Statement (Form S-3ASR No. 333-234368) pertaining to the registration of debt securities, common stock, preferred stock, rights, depositary shares, warrants, and purchase contracts;

of our reports dated February 24, 2021, with respect to the financial statements of Warrior Met Coal, Inc. and the effectiveness of internal control over financial reporting of Warrior Met Coal, Inc. included in this Annual Report (Form 10-K) of Warrior Met Coal, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Birmingham, Alabama
February 24, 2021